EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated February 12, 2003, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
April 9, 2004